                           LIMITED POWER OF ATTORNEY
                      FOR SECTION 16 REPORTING OBLIGATIONS

            The undersigned hereby makes, constitutes, and appoints Thomas W.
Bosse, acting individually, as his or her true and lawful attorney-in-fact, with full power and authority to:

            1. Prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of CyrusOne
Inc. (the "Corporation"), with the United States Securities and Exchange
Commission, any national securities exchanges and the Corporation, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

            2. Seek or obtain information on transactions in the Corporation's securities by the undersigned from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and approves and ratifies any such release of information; and

            3. Perform any and all other acts which in the discretion of the attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

            The undersigned hereby gives and grants the foregoing
attorney-in-fact: full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Corporation assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

            This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in the Corporation's securities, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in fact.

            IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed as of January 17, 2013.

                                        By: /s/ Kimberly H. Sheehy
                                          --------------------------------------
                                            Name: Kimberly H. Sheehy